SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MAY 16, 2001
(Date of Report)

MAY 15, 2001
(Date of Earliest Event Reported)


                          COMBINED COMPANIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                   000-28737               95-4737491
      ---------------              -----------            --------------
      (State or other              (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)


P.O. Box 349, Perth Amboy NJ 08862
(Mailing Address)

43 New Brunswick Ave., Hopelawn, NJ 08861
(Address of principal executive offices)

                                 (732) 826-0800
                         (Registrant's telephone number)


29160 Heathercliff Road, Suite 102, Malibu, CA  90265
                 (Former address, if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Effective February 6, 2001, Combined Companies Corporation ("CCC"), a Delaware Corporation, entered into a Corporate Combination Agreement (the "Agreement") with the sole shareholders of Print Data Corp. ("Print Data"), a Delaware corporation. Under the terms of the merger, CCC was to fulfill various conditions, including the delivery of certain material documents, to Print Data. Despite repeated demand, as of May 15, 2001, CCC never delivered such documents. As a result, Print Data Corp. unwound the merger with CCC.

On May 15, 2001 the, directors of CCC authorized the signing and filing of this Form 8-K. Thereafter, directors Jeffrey I. Green and Phyllis Green tendered their resignations from the board of directors of CCC.



                                  SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            PRINT DATA CORP.

                                            Jeffrey I. Green
DATED: May 16, 2001
                                            By: Jeffrey I. Green
Chairman of the Board, Chief
Executive Officer, and President